                         FITZGERALDS GAMING CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 1, 1997


To the Stockholders of
Fitzgeralds Gaming Corporation:

         The Annual Meeting of Stockholders of Fitzgeralds Gaming Corporation will be held on Friday, August 1, 1997, at 11:00 a.m., local time, in Limerick's Pub & Grille, located on the third floor of Fitzgeralds Hotel/Casino, 255 N. Virginia Street, Reno, Nevada, 89501, for the following purposes:

         1. To elect three directors to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

         2. To consider and act on a proposal to approve the Company's Stock Option Incentive Plan, pursuant to which options to purchase up to 1,000,000 shares of common stock may be granted; and

         3. To transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

         A proxy statement containing information for stockholders is annexed hereto and a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1996 is enclosed herewith.

         The Board of Directors has fixed the close of business, July 16, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                       By the order of the Board of Directors



                                       Philip D. Griffith
                                       Chairman of the Board and President

Las Vegas, Nevada
July 21, 1997

                         FITZGERALDS GAMING CORPORATION
                               301 FREMONT STREET
                             LAS VEGAS, NEVADA 89101
                                 (702) 388-2400


                                 PROXY STATEMENT
                               GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fitzgeralds Gaming Corporation ("FGC" or the "Company"), a Nevada corporation, for use only at its Annual Meeting of Stockholders to be held on Friday, August 1, 1997, and any adjournments or postponements thereof (the "Annual Meeting").

Shares may not be voted unless the signed proxy card is returned, the Stockholder attends the Annual Meeting in person or other specific arrangements are made to have shares represented at the meeting. Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with the Secretary of FGC a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED FOR THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS AND FOR THE APPROVAL OF THE STOCK OPTION INCENTIVE PLAN.

In addition to soliciting proxies by mail, Company directors, officers and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The total cost of solicitation of proxies will be borne by FGC. Although there are no formal agreements to do so, it is anticipated that FGC will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

Only stockholders of record at the close of business on July 16, 1997 are entitled to receive notice of and to vote at the Annual Meeting. On July 16, 1997, FGC had outstanding 4,012,846 shares of common stock (the "Common Stock"), which constituted all of the outstanding voting securities of FGC. Each share is entitled to one vote. A majority of the outstanding shares of Common Stock will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved, and thus will have the effect of a "No" vote. Directors are elected by a plurality of votes cast. Stockholders may not cumulate their votes for any one or more nominees for election. The affirmative vote of a majority of the shares present and voting at the Annual Meeting will be required to approve the Stock Option Incentive Plan. The same vote would be required for any other items which might be submitted for consideration at the Annual Meeting.

It is anticipated that this proxy statement and accompanying proxy card will first be mailed to stockholders on or about July 21, 1997.

                          ITEM 1. ELECTION OF DIRECTORS

NOMINEES AND VOTING

Directors of the Company are elected annually to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. The Company's Articles of Incorporation, as amended, provide that the Board of Directors shall consist of not fewer than three and not more than nine directors. By action of the Board of Directors, the number of directors comprising the Board of Directors has been set at three. The Board of Directors has nominated each of the following incumbent directors for re-election as directors at the Annual Meeting:

           Philip D. Griffith   Michael A. Ficaro   Patricia W. Becker

Information concerning the nominees for election as directors is set forth under the caption "Management Directors and Executive Officers."

The Board of Directors has no reason to believe that its nominees will be unable or unwilling to serve if elected. However, should any nominee named herein become unable or unwilling to accept nomination or election, the proxies solicited by the Board will vote instead for such other person as the Board of Directors may recommend.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
             ELECTION OF THE ABOVE-MENTIONED NOMINEES AS DIRECTORS.



                       ITEM 2. STOCK OPTION INCENTIVE PLAN

The Stockholders are asked to approve the adoption of the Fitzgeralds Gaming Corporation Stock Option Incentive Plan (the "Plan").

On September 8, 1995, the Board of Directors of the Company approved an Incentive Option Plan (the "1995 Incentive Option Plan"), subject to approval of the Stockholders. Such approval was inadvertently not obtained, and the 1995 Incentive Option Plan never became effective. The Board of Directors of the Company has adopted the Plan described below, subject to Stockholder approval, as a replacement for the 1995 Incentive Option Plan. If Stockholders approve the Plan, options under the Plan would be issued to replace certain options which were granted in 1995, as described more fully below.

DESCRIPTION OF THE PLAN

The following summary of the Plan is qualified by reference to the full text of the Plan, which is attached as Exhibit A to this Proxy Statement.

The Plan provides for the grant of options to purchase Common Stock that are either intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or that are not intended to so qualify ("non-qualified stock options"). All officers, directors, employees, consultants, advisors, independent contractors and agents of the Company and its subsidiaries are eligible to receive options under the Plan, except that only employees may receive incentive stock options. The maximum number of shares available for issuance under the Plan is 1,000,000. No person eligible to receive options under the Plan may receive options for the purchase of more than an aggregate of 100,000 shares in any calendar year.

The Plan is administered by the Board of Directors or, in its discretion, by a committee of the Board of Directors appointed for that purpose (the "Committee"), which, subject to the terms of the Plan, has the authority in its sole discretion to interpret the Plan and to determine: (a) the individuals to whom options shall be granted; (b) the time or times at which options may be exercised; (c) the number of shares subject to each option; (d) the option price and the duration of each option granted; and (e) all of the other terms and conditions of options granted under the Plan.

The exercise price of incentive stock options granted under the Plan must be at least equal to the fair market value of the shares on the date of grant (110% of fair market value in the case of participants who own shares possessing more than 10% of the combined voting power of the Company) and may not have a term in excess of 10 years from the date of grant (five years in the case of participants who are more than 10% stockholders). In no event may the aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which incentive stock options (granted under the Plan and all other plans of the Company or any of its subsidiaries) are exercisable for the first time by an optionee in any calendar year exceed $100,000.

Options granted under the Plan are not transferable other than by will or the laws of descent and distribution. Unless otherwise determined by the Board of Directors or the Committee, all stock options granted under the Plan terminate
(i) immediately upon the optionee's termination of employment (or other relationship) with the Company for cause, (ii) one year after the optionee's termination of employment (or other relationship) by reason of death or permanent disability, and (iii) 90 days after of the optionee's termination of employment (or other relationship) for any other reason, but in no case later than the scheduled expiration date. Unless otherwise determined by the Board of Directors or the Committee, the number of shares with respect to which a stock option may be exercised following the optionee's termination of employment or other relationship is limited to that number of shares which could have been purchased pursuant to the option had the option been exercised by the optionee on the date of such termination.

Payment of the exercise price upon exercise of an option must be made in cash or, in the discretion of the Board or Committee, in shares of Common Stock. Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such shares (determined as specified in the Plan) on the date of exercise.

If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares through reorganization, merger, recapitalization, stock dividend, stock split, or other transaction where the Board determines that an adjustment is appropriate, the aggregate number of shares available for issuance under the Plan, the number of shares subject to outstanding options, the per share exercise price of outstanding options and the aggregate number of shares with respect to which options may be granted to a single participant will be appropriately adjusted by the Board of Directors.

No grant of options may be made under the Plan more than 10 years after its date of adoption. The Board of Directors has authority to terminate or to amend the Plan. Amendments may be made without the approval of the Company's stockholders unless such approval is required by law or stock exchange requirement. No amendment or termination may impair the rights of any holder of outstanding options without the consent of such holder. The terms and conditions of outstanding options may be amended by written agreement between the optionee and the Company.

BENEFITS UNDER THE PLAN

On June 26, 1997, the Board of Directors authorized the grant of two classes of stock options to the respective persons and groups set forth below. The grant of all such options was made effective as of the day of the Annual Meeting, subject to approval of the Plan by Stockholders. The grant of the Group I options was also made subject to the cancellation by the prospective optionees of options granted to them under the 1995 Incentive Option Plan.

                                                                   Number of Stock Options
                                                                   -----------------------
     Name and Position                                             Group I        Group II
     -----------------                                             -------        --------
     Philip D. Griffith,                                            75,000        100,000
          President and Chief Executive Officer

     Jerome H. Turk,                                                75,000           0
          Chairman(1)

     Terrance W. Oliver,                                              0              0
          Executive Vice President and Chief Operating
          Officer(2)

     Fernando Bensuaski,                                            50,000           0
          Executive Vice President and Chief Financial
          Officer(3)

     Executive Group                                               200,000        100,000
          (4 persons)

     Non-Executive Director Group                                   10,000         18,000
          (2 persons)

     Non-Executive Employee Group                                  158,000        189,000
          (48 persons)


------------------------------------
(1) Mr. Turk resigned as an officer and director of the Company effective January 1, 1997 and as an employee effective June 27, 1997. These options will terminate on September 25, 1997, unless previously exercised.

(2) Mr. Oliver resigned as an officer and director of the Company as of June 30, 1996.

(3) Pursuant to a termination agreement between Mr. Bensuaski and the Company, entered into July 14, 1997, 33,332 of these options will be vested and the remainder forfeited upon his termination of employment on September 7, 1997.

The above table does not reflect future awards which may be granted under the Plan. The size of future awards and the identity of the recipients of such awards cannot be determined at this time.

The options referred to in the above table will have the following terms and conditions. They will have an option price equal to the fair market value of the Common Stock on the effective date of grant, which is expected to be $1.00 per share, except that the options to be granted to Philip D. Griffith and Jerome H. Turk will be at 110% of fair market value (expected to be $1.10 per share). The Group I options will become exercisable one-third on the effective date of grant, one-third on September 30, 1997 and the remainder on September 30, 1998, and will expire on December 31,

1999. The Group II options will become exercisable one-third on December 31, 1997, one-third on December 31, 1998 and the remainder on December 31, 1999, and will expire December 31, 2000. All options will terminate before their expiration date as follows: (i) immediately on the optionee's termination of employment for cause (as defined in the Plan); (ii) one year after the optionee's death or permanent disability; and (iii) 90 days after the optionee's termination of employment for any other reason unless the optionee enters into a consulting or similar arrangement with the Company during such 90-day period. The options are intended to be incentive stock options.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain federal income tax aspects of options granted under the Plan, based upon the laws in effect on the date hereof.

Non-Qualified Stock Options. With respect to non-qualified stock options: (a) no income is recognized by the participant at the time the option is granted; (b) upon exercise of the option, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price; and (c) at disposition, any appreciation or depreciation after the date of exercise is treated either as long-term or short-term capital gain or loss, depending on whether the shares were held by the participant for more than one year.

Incentive Stock Options. Generally, no taxable income is recognized by the participant upon the grant of an incentive stock option or upon the exercise of an incentive stock option during the period of his or her employment with the Company or one of its subsidiaries or within three months (12 months, in the event of permanent and total disability, or the term of the option, in the event of death) after termination. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the participant. If the participant continues to hold the shares acquired upon exercise of an incentive stock option for at least two years from the date of grant and one year from the date of exercise, upon the sale of the shares, any amount realized in excess of the option price will be taxed as long-term capital gain. If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the one-year and two-year holding periods, the participant will generally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the option price. Any further gain recognized by the participant on such disposition will be taxed as short-term or long-term capital gain, depending on whether the shares were held for more than one year.

Company Deductions. As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income under the Plan, to the extent such income is considered reasonable compensation under the Code. As a result, the Company generally will not be entitled to a deduction with respect to incentive stock options. In addition, the Company will not be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

ADDITIONAL INFORMATION

The Company's Common Stock is registered under the Securities Exchange Act of 1934, but there is no public trading market for the Common Stock. The fair market value of the Common Stock on March 31, 1997, as determined by the Board of Directors, was $1.00 per share.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR"
                  APPROVAL OF THE STOCK OPTION INCENTIVE PLAN.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 16, 1997 with regard to the beneficial ownership of Common Stock by (i) each person who, to the knowledge of the Company, beneficially owns more that 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each other person named in the Summary Compensation Table (see "Management-Executive Compensation"), and
(iv) all executive officers and directors of the Company as a group.

                            SHARES OWNED BENEFICIALLY

NAME                                          NUMBER OF SHARES      PERCENTAGE
----                                          ----------------      ----------
Philip D. Griffith(1)(2)                          2,586,023            64.0%
Jerome H. Turk(1)(3)                                858,948            21.4%
Fernando Bensuaski(4)                                33,332             *
Michael A. Ficaro(4)                                  1,667             *
Patricia W. Becker(5)                                29,142             *
All directors and executive officers              2,650,164            65.0%
as a group (4 persons)


------------------------------------
(1) The address of Messrs. Griffith and Turk is 301 Fremont Street, Las Vegas, Nevada 89101.

(2) Mr. Griffith's stock is held by the Philip D. Griffith Gaming Trust, of which Mr. Griffith is the sole trustee.

(3) Mr. Turk's stock is held by the Jerome Hervey Turk Gaming Properties Trust, of which Mr. Turk is the sole trustee.

(4) Represents shares which may be acquired upon exercise of options exercisable within 60 days.

(5) Includes 1,667 shares which may be acquired upon exercise of options exercisable within 60 days.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following tables set forth certain information as of July 16, 1997 with regard to (i) each director, including the three nominees (who currently serve as directors), (ii) each executive officer of the Company who is neither a director nor a nominee and (iii) certain significant employees of the Company.

                        DIRECTORS AND EXECUTIVE OFFICERS

NAME                        AGE     POSITION(S) HELD
----                        ---     ----------------
Philip D. Griffith          52      President, Chief Executive Officer and Director

Fernando Bensuaski          47      Executive Vice President, Chief Financial Officer, Treasurer and
                                    Secretary

Michael A. Ficaro           50      Director

Patricia W. Becker          45      Director

                              SIGNIFICANT EMPLOYEES

NAME                        AGE     POSITION(S) HELD
----                        ---     ----------------
Michael E. McPherson        46      Senior Vice President of Operations

Cara L. Brown               34      Vice President and General Counsel

Max L. Page                 47      Executive Vice President and Director of FRI and General Manager of
                                    Fitzgeralds Reno; President, Chief Financial Officer, Treasurer
                                    and Secretary of NCI and General Manager of Nevada Club

Paul H. Manske              52      Senior Vice President of Corporate Marketing and Executive Vice
                                    President of FRI

James O. Buchanan           48      Vice President and Director of FMI and General Manager of
                                    Fitzgeralds Tunica

William J. Noonan, III      45      Vice President and Director of FLVI and General Manager of
                                    Fitzgeralds Las Vegas

Joe C. Collins              57      Vice President and Director of FBHI and General Manager of
                                    Fitzgeralds Black Hawk

PHILIP D. GRIFFITH, has been president, chief executive officer and a director of the Company since its inception and an officer and director of certain of its subsidiaries since 1984. Mr. Griffith serves as president and chief executive officer of each significant subsidiary of the Company. Prior to his involvement with the Fitzgeralds group of companies, Mr. Griffith was active in the gaming industry in a variety of positions, serving as chief financial officer and then president of Harolds Club in Reno from 1973 to 1984 and president of the Sands Hotel and Casino in Las Vegas from 1982 to 1984. From 1968 to 1973, Mr. Griffith was a certified public accountant with the St. Louis, Missouri and Las Vegas offices of Deloitte Haskins & Sells.

FERNANDO BENSUASKI joined the Company as executive vice president, treasurer and chief financial officer of the Company in September 1995, and was appointed secretary on December 1, 1995.

Since 1980, Mr. Bensuaski had been the president and sole stockholder of Bensuaski & Co., Inc., a Las Vegas-based financial consulting firm providing advisory services to the gaming and certain specialized industries, and, in addition, since 1986, Mr. Bensuaski had been the president and sole stockholder of Kahala Development Corporation, a developer of condominium and commercial real estate properties in the greater Las Vegas area. In September 1991, a partnership of which Kahala Development Corporation was a general partner filed for protection under Chapter 11 of the federal Bankruptcy Act, which petition was dismissed in December 1991. Mr. Bensuaski holds a degree in physics from Northwest Nazarene College and graduated from Columbia University's Executive Management Program, the Pacific Coast Banking School at the University of Washington and the National Commercial Lending School at the University of Oklahoma. Mr. Bensuaski and the Company have entered into a termination agreement pursuant to which Mr. Bensuaski's employment with the Company will end on September 7, 1997. Thereafter, Mr. Bensuaski has agreed to provide consulting services from time to time as requested by the Company.

MICHAEL A. FICARO joined the Company as a director in December 1995. Mr. Ficaro has been a partner in the Chicago law firm of Hopkins & Sutter since 1989. Mr. Ficaro has been an adjunct faculty member at John Marshall Law School since 1986 and the National College of District Attorneys since 1978. From 1990 to 1992, Mr. Ficaro was appointed to the position of Special States Attorney of Cook County, Illinois. From 1981 to 1989, Mr. Ficaro served in the office of the Attorney General of Illinois as First Assistant Attorney General (1988-1989), Charitable Trust Division Chief (1987-1989) and Director of Enforcement (1986-1989). From 1982 to 1984, he was appointed Special Assistant United States Attorney. From 1978 to 1981, Mr. Ficaro was Deputy States Attorney of Cook County, after serving since 1972 as Assistant States Attorney of Cook County.

PATRICIA W. BECKER joined the Company as a director in December 1995. Ms. Becker is a self-employed consultant and served as Chief of Staff to Nevada Governor Bob Miller from October 1993 to January 1995. From September 1984 to October 1993, Ms. Becker was a senior vice president, general counsel and secretary for Harrah's Casino Hotels, where she was responsible for all legal affairs of the company and was a member of the senior strategic management group. From January 1983 to September 1984, Ms. Becker was a member of the Nevada State Gaming Control Board. From July 1979 to January 1983, Ms. Becker was a deputy and chief deputy attorney general assigned to the Nevada Gaming Division. Ms. Becker is a vice chair for the Gaming Law Section of the American Bar Association, a past president of the Nevada Trial Lawyers Association of Gaming Attorneys and a director of VLT, Inc.

MICHAEL E. MCPHERSON was named senior vice president of operations for the Company in September 1995. From November 1994 to September 1995, Mr. McPherson was the vice president of finance for the Company. He is an associate member of the Nevada Society of Certified Public Accountants.

CARA L. BROWN joined the Company as Vice President and General Counsel in May 1996. For the three years prior to May 1996, she was an associate general counsel at Harrah's Las Vegas and for the three years prior thereto she was a staff attorney at Jones, Jones, Close & Brown in Las Vegas. Ms. Brown has a B.A. degree from the University of North Carolina at Chapel Hill and holds a law degree from the Marshall-Wythe School of Law at the College of William and Mary in Williamsburg, Virginia.

MAX L. PAGE has served as executive vice president of certain subsidiaries of the Company since September, 1988. He has also served as general manager of Fitzgeralds Reno and Nevada Club since November 1994. From October 1987 to January 1989, Mr. Page was vice president of operations of Fitzgeralds Reno; as of January 1997, Mr. Page was elected to serve as president, secretary and treasurer of Nevada Club. Mr. Page holds a B.A. in Political Science and a Masters in Public Administration from Brigham Young University.

PAUL H. MANSKE was a founder in 1984 and has served as executive vice president since September 1988 of a subsidiary of the Company. As of January 1997, Mr. Manske was named senior vice president of marketing for the Company. Prior to joining the Company, Mr. Manske served as vice president of marketing for Harolds Club and Sands Hotel/Casino with the Howard Hughes organization and prior to that, from 1964 to 1978 as a marketing executive with the Ford Motor Company. Mr. Manske holds a degree in Business Administration from Jacksonville University.

JAMES O. BUCHANAN was named vice president of a subsidiary of the Company and general manager of Fitzgeralds Tunica in January 1995, after serving first as senior director of gaming, then as senior director of operations and then as acting general manager of Fitzgeralds Tunica for the preceding 13 months. Prior to moving to Fitzgeralds Tunica, Mr. Buchanan was employed at Fitzgeralds Reno as corporate director of slot products from July 1987 to August 1990 and director of slots from August 1990 to December 1993.

WILLIAM J. NOONAN, III was named vice president of a subsidiary of the Company and general manager of Fitzgeralds Las Vegas in May 1994. He was first employed by a subsidiary of the Company in January 1994 as vice president of that subsidiary and project director for Fitzgeralds Sugar Creek. Prior to joining the Company, Mr. Noonan was employed as a city manager for six years, serving in such capacity in Cape Coral, Florida, from September 1987 to January 1991, and in Las Vegas, Nevada, from February 1991 to July 1993. Mr. Noonan was also engaged in business and consulting services from August 1993 to January 1994.

JOE C. COLLINS became vice president of a subsidiary of the Company and general manager of Fitzgeralds Black Hawk in January 1995. Prior to that time, Mr. Collins had been hotel director at Fitzgeralds Reno from April 1985 to December 1994.

BOARD OF DIRECTORS AND COMMITTEES

The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee is charged with reviewing the audited financial statements of the Company and making recommendations to the full Board on matters concerning the Company's audits and the selection of independent public accountants. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. The Audit Committee is comprised of Patricia Becker and Michael Ficaro, as chairperson. The Compensation Committee is comprised of Michael Ficaro and Patricia Becker, as chairperson.

Directors who are also employees of the Company do not receive any compensation for their services as Directors. The Company has adopted a policy, effective December 13, 1995, to pay to Directors who are not employees of the Company fees of $25,000 per year, which fees were increased to $40,000 per year effective May 2, 1997, and $1,000 per Board meeting attended in person. The two outside directors of the Company have each received five-year options to purchase 14,000 shares of the Common Stock, exercisable at a price equal to the fair market value of the Common Stock on the dates of grant. No fee will be payable for participation in Board committee meetings. However, Ms. Becker will be paid, as chairperson of the Company's Gaming Compliance Committee (a non-Board committee), an additional fee of $30,000 per year and will participate in all health insurance plans available to the Company's employees generally. The Company reimburses each Director for reasonable out-of-pocket expenses incurred in his or her capacity as a member of the Board of Directors. No payments are made for actions taken in writing. Each Director attended at least 75% of the total number of meetings of the Board of Directors and committees thereof of which such Director was a member held during the fiscal year ended December 31, 1996.

The Company has no nominating committee or committee performing similar functions.

OTHER COMMITTEES

The Company has formed an Executive Committee (a non-Board committee) to provide a forum for interaction and discussion amongst its two senior executives. The Executive Committee consists of Messrs. Griffith and Bensuaski, with Mr. Griffith serving as chairperson.

In 1995, the Company established a Gaming Compliance Committee (a non-Board committee) which is responsible for establishing procedures for and monitoring compliance with gaming regulatory requirements. The Gaming Compliance Committee consists of Patricia Becker, as chairperson, and Fernando Bensuaski, Cara Brown, Kathleen Bryant and Roger Odell.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Pursuant to SEC rules, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement addressing the Company's executive compensation policies for the fiscal year ended December 31, 1996 and certain subsequent developments. The Compensation Committee is composed presently of two non-employee Directors of the Company: Patricia W. Becker (Chairperson) and Michael A. Ficaro.

COMPENSATION POLICIES

The Company's compensation of executive officers, including its Chief Executive Officer, consists principally of the following components (i) base cash compensation, including performance bonuses, and (ii) stock options.

The Company's compensation policies for its executive officers, including its Chief Executive Officer, are intended to further the interests of the Company and its stockholders by encouraging the growth of its business and its earnings on a stable and consistent basis through securing, retaining and motivating management employees of high caliber who possesses skills useful to the development and growth of the Company.

The compensation of the Company's executive officers, including its Chief Executive Officer, during the fiscal year ended December 31, 1996 reflects the continuing view of its Board of Directors that the Company's executive officers work as a team, with each contributing in his or her own areas of expertise to the Company.

BASE CASH COMPENSATION

The base cash compensation paid to the Company's executive officers is influenced significantly by the need to attract and retain management employees with high levels of expertise. With the advent of riverboat and dockside gaming and the proliferation of jurisdictions in which gaming is permitted, the Company competes with other companies (companies that often have greater resources than the Company or locations that officers may consider more desirable for relocation than the Company's) for a limited pool of experienced and skilled executive officers. As employment opportunities have increased in the gaming industry, the demand for executive officers has exceeded the supply of available personnel. Potential executive officers are not only being sought by an increased number of companies but also are seeking opportunities in which they may capitalize upon the entrepreneurial nature of the gaming industry to establish companies.

The Compensation Committee has continued to review publicly available information in the casino industry to determine the level of base cash compensation necessary to remain competitive and accomplish the goal of attracting and retaining high caliber executives. Messrs. Griffith, the

Company's Chief Executive Officer, and Bensuaski, the Company's Chief Financial Officer, were compensated during the fiscal year ended December 31, 1996 in accordance with existing employment agreements described elsewhere in this Proxy Statement. During the fiscal year ended December 31, 1996, the Compensation Committee believes that the base compensation paid to its senior executives including its Chief Executive Officer, was in the middle range of compensation for comparable positions in the casino industry.

PERFORMANCE BONUSES

The Company has established an Executive Bonus Plan to provide senior executive officers, including the Chief Executive Officer, of the Company with a performance-based compensation program. Under the Executive Bonus Plan, the Company will set aside a portion of its annual consolidated EBITDA each year so long as EBITDA for such year is at least $30 million. The set aside amount will start at 1.4% of EBITDA at the $30 million level and increase by one-tenth of one percent for each $1.0 million of EBITDA above $30 million, up to a limit of 3%. The Compensation Committee has full discretion concerning the payment of executive bonuses. In addition, each of the Company's gaming properties accrues 1% EBITDA for a bonus pool to be shared by departmental directors and above.

Due to the levels of performance during the fiscal year ended December 31, 1996, no bonuses were paid to executive officers of the Company.

STOCK OPTIONS

The second component of the Company's compensation package consists of stock options. The Company believes that the granting of stock options encourages its executive officers to achieve long-term goals and objectives that are consistent with results that benefit the Company's stockholders. In addition, in view of the increased entrepreneurial opportunities available to individual executives in the casino industry, the Company believes that the grant of opportunities for an equity stake in the Company will be increasingly important in attracting and retaining key executives. Because the Company believes that stock options previously granted to its executive officers, including its Chief Executive Officer, adequately provided long-term incentives, no stock options were granted to executive officers in the fiscal year ended December 31, 1996.

The tables that follow reflect the decisions included in this report.



                                   THE COMPENSATION COMMITTEE

                                       PATRICIA W. BECKER (CHAIRPERSON)
                                       MICHAEL A. FICARO


SUMMARY OF CASH AND OTHER COMPENSATION

The following table sets forth the cash compensation earned for services performed for the Company during the three fiscal years in the period ended December 31, 1996 by the Company's Chief Executive Officer and each of its other most highly compensated executive officers (collectively, the "named executive officers").

                          SUMMARY COMPENSATION TABLE(1)

                                                                             SECURITIES
                                  FISCAL                                     UNDERLYING            ALL OTHER
       NAME AND POSITION           YEAR      SALARY($)      BONUS($)      OPTIONS/SAR'S(#)     COMPENSATION($)(2)
       -----------------           ----      ---------      --------      ----------------     ------------------
Philip D. Griffith                 1996     461,250            -                    -               76,737
     President & Chief             1995     512,888            -               75,000                3,750
     Executive Officer             1994     509,509            -                    -                7,286

Jerome H. Turk(3)                  1996     461,250            -                    -               74,345
     Chairman                      1995     410,354            -               75,000                3,348
                                   1994     350,000            -                    -                3,906

Terrance W. Oliver(4)              1996     192,500            -                    -               29,351
     Executive Vice President      1995     256,021            -               50,000                3,750
     & COO                         1994     252,439            -                    -                4,903

Fernando Bensuaski(5)              1996     256,250            -                    -                    -
     Executive Vice President      1995      73,090            -               50,000                    -
     & CFO                         1994           -            -                    -                    -


------------------------------------

(1) The incremental cost to the Company of providing perquisites and other personal benefits including health insurance and automobile lease payments during the last three fiscal years did not exceed, as to any "named executive officer", the lesser of $50,000 or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.

(2) Amounts represent premiums on split-dollar life insurance policies and the Company's Profit Sharing and 401(k) contributions. In the fiscal year ended December 31, 1996, the Company's Profit Sharing and 401(k) contributions funded were $2,375, $2,375 and $0 for Messrs. Griffith, Turk and Oliver. During the fiscal year ended December 31, 1996, the Company paid $60,048, $69,560 and $43,336 in premiums on split-dollar life insurance coverage for Messrs. Griffith, Turk and Oliver, respectively.

(3) Mr. Turk resigned as an officer and director of the Company, effective January 1, 1997, and as an employee of the Company, effective June 27, 1997.

(4) Mr. Oliver resigned as an officer and director of the Company as of June 30, 1996. His stock options expired unexercised on August 30, 1996.

(5) Mr. Bensuaski joined the Company as Executive Vice President and Chief Financial Officer in September 1995.


OPTION GRANTS

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

There were no options or SARs granted to named executive officers during the fiscal year ended December 31, 1996.

OPTION EXERCISES AND HOLDINGS

The following table sets forth, with respect to the named executive officers, information concerning the exercise of stock options during the fiscal year ended December 31, 1996 and unexercised stock options held as of December 31, 1996. The Company has never granted stock appreciation rights.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                                                             NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED IN-THE-MONEY
                             SHARES                    OPTIONS/SARS AT FISCAL YEAR END(#)  OPTIONS/SARS AT FISCAL YEAR END ($)(1)
                            ACQUIRED          VALUE    ----------------------------------  --------------------------------------
         NAME             OR EXERCISE(#)   REALIZED($)   EXERCISABLE      UNEXERCISABLE        EXERCISABLE       UNEXERCISABLE
------------------------  --------------   ----------- ---------------  -----------------  ------------------  ------------------
Philip D. Griffith             0              0            25,000              50,000               0                  0

Jerome H. Turk                 0              0            25,000              50,000               0                  0

Terrance W. Oliver(2)          0              0                 0                   0               0                  0

Fernando Bensuaski             0              0            16,666              33,334               0                  0


------------------------------------

(1) The exercise price of the unexercised options exceeds the assigned value of the Common Stock. The Company's Common Stock is not publicly traded.

(2) Mr. Oliver resigned as an officer and director of the Company as of June 30, 1996. His options expired on September 30, 1996.


EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements with each of Messrs. Griffith and Bensuaski, to serve in their present offices for terms expiring June 30, 1998, which provide for Messrs. Griffith and Bensuaski to be paid initial base salaries of $450,000 and $250,000, respectively, and for each to be entitled to a 5% annual salary increase commencing on July 1, 1996. The Company had also entered into employment agreements with each of Messrs. Turk and Oliver who resigned their positions as officers and directors of the Company effective January 1, 1997 and June 30, 1996, respectively. Mr. Turk remained an employee of the Company as a consultant and advisor to the president and chief executive officer on a reduced work schedule basis with a commensurate reduction in annual salary to $240,000, and subsequently resigned from this position effective June 27, 1997. Messrs. Griffith and Bensuaski are entitled to participate in the Company's Executive Bonus Plan. They are also entitled to participate in an executive health plan and any other benefit plan established for selected officers of the Company. The employment agreements provide that in the event of a termination of employment without "Cause" (as defined in the agreement), such persons will be entitled to any unpaid salary through the end of the term of his agreement. The agreements also provide for split-dollar life insurance coverage, except in the case of Mr. Bensuaski, whose agreement provides for term life insurance coverage. Messrs. Griffith, Turk, and Bensuaski will receive coverage of $5 million, $10 million, and $250,000, respectively, and all insurance premiums paid by the Company (except with respect to Mr. Bensuaski) will be refunded to it from the insurance proceeds when payable under the policies. The Company is contractually obligated to continue paying the life insurance premiums for Messrs. Oliver and Turk after their termination of employment. On July 14, 1997, Mr. Bensuaski and the Company entered into a termination agreement pursuant to which Mr. Bensuaski's employment by the Company will terminate on September 7, 1997.

EXECUTIVE BONUS PLAN

The Company has established an Executive Bonus Plan to provide the senior executive officers of the Company with a performance-based compensation program. Under the Executive Bonus Plan, the Company will set aside a portion of its annual consolidated EBITDA each year so long as EBITDA for such year is at least $30 million. The set aside amount will start at 1.4% of EBITDA at the $30 million level and increase by one-tenth of one percent for each $1 million of EBITDA above $30 million up to a limit of 3%. The Compensation Committee will have full discretion concerning the payment of executive bonuses.

PERFORMANCE GRAPH

The following graph presents a comparison of the Company's stock performance with the broader base indexes indicated therein. The graph assumes $100 invested on December 31, 1995 in the Company's common stock and $100 invested at that time in each of the indexes shown. The comparison assumes that all dividends, if any, are reinvested.


                                [GRAPHIC OMITTED]


                                        December 31, 1995      December 31, 1996
                                        -----------------      -----------------
Fitzgeralds Gaming Corporation(1)            $100.00                $22.22
SBI Small Cap Gaming Index(2)                $100.00                $94.05
NASDAQ SIC 79XX(3)                           $100.00                $80.94


------------------------------------

(1) Fitzgeralds Gaming Corporation was formed on November 10, 1994 but registered its Common Stock pursuant to Section 13(g) and became subject to the reporting requirements of the Securities Exchange Act of 1934 on December 13, 1995.

(2) SBI Small Cap Gaming Index refers to the average of 13 small cap gaming companies as published by Salomon Brothers Inc

(3) NASDAQ SIC 79XX refers to the published index covering companies bearing Standard Industrial Classification Codes 7900-7999.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more that 10% of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "Commission"). Such officers, directors and 10% stockholders are also required by the Commission rules to furnish the Company with copies of all
Section 16 (a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Forms 4 or 5 were required for such persons, the Company believes that during fiscal 1996 it complied with all Section 16 (a) filing requirements applicable to its officers, directors and 10% stockholders.

                                    FORM 10-K

FGC will furnish without charge to each stockholder, upon written request addressed to FGC at 301 Fremont Street, Las Vegas, Nevada 89101 Attention:
Fernando Bensuaski, Chief Financial Officer, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission.

                              CERTAIN TRANSACTIONS

All transactions between the Company and its officers, directors or any affiliate of any such person have been, and all such future transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                          FUTURE STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the 1998 Annual Meeting of Stockholders must be submitted sufficiently far in advance so that it is received by FGC not later than March 20, 1998.

                                  OTHER MATTERS

The Company's independent public accountants for the fiscal year ended December 31, 1996 were Deloitte & Touche LLP, which firm has been appointed to serve in such capacity for the current fiscal year. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

Neither the Company nor any of the persons named as proxies knows of matters other than those stated above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, the persons named as proxies are empowered to vote in accordance with their discretion on such matters.

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 accompanies this Proxy Statement, but it is not to be deemed a part of the proxy soliciting material.


                        PLEASE COMPLETE, SIGN AND RETURN
                          THE ENCLOSED PROXY PROMPTLY.

                         FITZGERALDS GAMING CORPORATION


                               By order of the Board of Directors



                               Philip D. Griffith
                               Chairman of the Board and President

Las Vegas, Nevada
July 21, 1997

                                                                       EXHIBIT A


                         FITZGERALDS GAMING CORPORATION
                           STOCK OPTION INCENTIVE PLAN


1.       PURPOSE

         The purpose of the Fitzgeralds Gaming Corporation Stock Option Incentive Plan is to further the interests of Fitzgeralds Gaming Corporation, a Nevada corporation (the "Company"), and its Subsidiaries by encouraging and enabling selected officers, directors, employees, consultants, advisers, independent contractors and agents, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options to be granted hereunder. Options granted hereunder are either options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

2.       DEFINITIONS

         Whenever used herein the following terms shall have the following meanings, respectively:

         (a)      "Board" shall mean the Board of Directors of the Company.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         (c) "Committee" shall mean the Stock Option or Compensation Committee appointed by the Board to administer the Plan, or if no committee has been appointed or the Board elects to retain the power to administer the Plan, reference to "Committee" shall be deemed to refer to the Board.

         (d) "Common Stock" shall mean the Company's Common Stock, $0.01 par value.

         (e) "Company" shall mean Fitzgeralds Gaming Corporation, a Nevada corporation.

         (f) "Employee" shall mean, in connection with Incentive Options, only employees of the Company or any Subsidiary or Parent Corporation of the Company.

         (g) "Fair Market Value Per Share" of the Common Stock on any date shall mean, if the Common Stock is publicly traded, the mean between the highest and lowest quoted selling prices of the Common Stock on such date or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on such date. In any situation not covered above, or if there were no sales on the date in question, the Fair Market Value Per Share shall be determined by the Committee in accordance with Section 20.2031-2 of the Federal Estate Tax Regulations.

         (h) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualified as an incentive stock option within the meaning of Section 422 of the Code.

         (i) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or any successor rule.

         (j) "Non-Qualified Option" shall mean an Option granted under the Plan which does not qualify as, or is not designated as, an incentive stock option within the meaning of Section 422 of the Code.

         (k)      "Option" shall mean an Incentive Option or a Non-Qualified
Option.

         (l) "Optionee" shall mean any person who has been granted an Option under the Plan.

         (m)      "Outside Director" shall have the meaning set forth in
Section 162(m) of the Code.

         (n)      "Parent Corporation" shall have the meaning set forth in
Section 424(e) of the Code.

         (o) "Permanent Disability" shall mean termination of a Relationship with the Company or any Subsidiary of the Company with the consent of the Company or such Subsidiary by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         (p) "Plan" shall mean the Fitzgeralds Gaming Corporation Stock Option Incentive Plan, as amended from time to time.

         (q) "Relationship" shall mean that the Optionee is or has agreed to become an officer, director, employee, consultant, adviser, independent contractor or agent of the Company or any Subsidiary of the Company.

         (r)      "Subsidiary" shall have the meaning set forth in
Section 424(f) of the Code.

         (s) "Termination for Cause" means the termination of an employee's employment with the Company, whether voluntary or involuntary, that is determined by the Committee to have resulted from the discovery by the Company of the employee's dishonesty, commission of a felony (regardless of whether or not prosecuted) or fraud.

3.       ADMINISTRATION

         (a)      The Plan shall be administered either (i) by the Board, or
(ii) in the discretion of the Board, by a committee of at least two directors of the Company appointed by the Board, all of which members are both Non-Employee Directors and Outside Directors. The Committee may delegate some or all of its powers under the Plan to an executive officer of the Company, except with respect to Option grants to executive officers or directors.

         (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by unanimous written consent of its members.

         (c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used therein, to determine the time or times an Option may be exercised and the number of shares for which an Option may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the time and nature of a participant's termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees and on their guardians, legal representatives and beneficiaries.

         (d) The Company shall indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the negligence, bad faith, willful misconduct or criminal acts of such persons.

         (e) The Company will provide financial information to the Optionees on the same basis as the Company provides such information to its stockholders.

4.       NUMBER OF SHARES SUBJECT TO PLAN

         The aggregate number of shares of Common Stock subject to Options which may be granted under the Plan shall not exceed 1,000,000. The shares of Common Stock to be issued upon the exercise of Options may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of the Plan.

5.       ELIGIBILITY AND PARTICIPATION

         (a) Non-Qualified Options may be granted to any person who has a Relationship with the Company or any of its Subsidiaries. Incentive Options may be granted to any Employee. The Committee shall determine the persons to whom Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Optionee may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan; provided, however, that the grant of Incentive Options and Non-Qualified Options to an Employee shall be the grant of separate Options and each Incentive Option and each Non-Qualified Option shall be specifically designated as such.

         (b) In no event shall the aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which Incentive Options (granted under the Plan or any other plans of the Company or any Subsidiary or Parent Corporation of the Company) are exercisable for the first time by an Optionee in any calendar year exceed $100,000.

         (c) In no event shall the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee during any calendar year exceed 100,000 shares.

6.       PURCHASE PRICE

         The purchase price of each share covered by each Option shall be determined by the Committee; provided, however, that in the case of an Incentive Option such price shall not be less than 100% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted; and provided further that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

7.       DURATION OF OPTIONS

         The expiration date of an Option and all rights thereunder shall be determined by the Committee; provided, however, that the expiration date of an Incentive Option must be within 10 years from the date on which the Incentive Option is granted, unless at the time the Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, in which case the expiration date of such Incentive Option must be within five years from the date of grant. In the event the Committee does not specify the expiration date of an Option, the expiration date shall be 10 years from the date on which the Option was granted; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of
Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire five years from the date of grant. Options shall be subject to earlier termination as provided herein.

8.       EXERCISE OF OPTIONS

         An Option shall vest and become exercisable from time to time in installments or otherwise in accordance with such schedule and upon such other terms and conditions as the Committee shall in its discretion determine at the time the Option is granted. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than 100 shares, unless the exercise is during the final year of the Option, and shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state or local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in
Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state or local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise.

9.       METHOD OF EXERCISE

         (a) To the extent that an Option has become exercisable, the Option may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full, by cash or by certified or cashier's check payable to the order of the Company or the equivalent thereof acceptable to the Company, of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local taxes required to be paid in accordance with the provisions of Section 8 hereof.

         (b) In the Committee's discretion, payment of the purchase price for the shares with respect to which the Option is being exercised may be made in whole or in part with shares of Common Stock which have been held by the Optionee (or other person entitled to exercise the Option) for at least six months. If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for such shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the shares being purchased shall be their Fair Market Value Per Share on the date of the exercise.

         (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or automated quotation system or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

10.      NON-TRANSFERABILITY OF OPTIONS

         No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

11.      CONTINUANCE OF RELATIONSHIP

         Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of his employment by or other Relationship with the Company or any Subsidiary or Parent Corporation of the Company or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such employment or other Relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

12.      TERMINATION OF RELATIONSHIP OTHER THAN BY DEATH OR PERMANENT DISABILITY

         Except as the Committee may determine otherwise at any time with respect to any particular Option granted hereunder:

         (a) If an Optionee ceases to have a Relationship for any reason other than his death or Permanent Disability or termination for cause, any Options granted to him shall terminate 90 days from the date on which such Relationship terminates unless such Optionee has resumed or initiated a Relationship and has a Relationship on such date. During such 90-day period, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date of termination of his Relationship and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Company shall not be deemed a termination of Relationship for purposes of this Section 12, but no Option may be exercised during any such leave of absence, except during the first 90 days thereof.

         (b) For purposes hereof, termination of an Optionee's Relationship for reasons other than death or Permanent Disability shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee's retirement from employment under the normal retirement policies of the Company or any Subsidiary of the Company; (ii) the date of the Optionee's retirement from employment with the approval of the Committee because of disability other than Permanent Disability; (iii) the date the Optionee receives notice or advice that his employment or other Relationship is terminated; or
(iv) the date the Optionee ceases to render the services which he was employed, engaged or retained to render to the Company or any Subsidiary (absences for temporary illness, emergencies and vacations or leaves of absence approved in writing by the Company excepted). The fact that the Optionee may receive payment from the Company or any Subsidiary of the Company after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination date.

         (c) No Option may be exercised or claimed following an Optionee's termination of Relationship as a result of Termination for Cause, and no Option may be exercised or claimed while the Optionee is being investigated for a Termination for Cause.

13.      DEATH OR PERMANENT DISABILITY OF OPTIONEE

         Except as the Committee may expressly determine otherwise at any time with respect to any particular Option granted hereunder, if an Optionee shall die at a time when he is in a Relationship or if the Optionee shall cease to have a Relationship by reason of Permanent Disability, any Options granted to him shall terminate one year after the date of his death or termination of Relationship due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or his termination of Relationship due to Permanent Disability. In the case of death, the Option may be exercised by the executor or administrator of the Optionee's estate or the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

14.      STOCK PURCHASE NOT FOR DISTRIBUTION

         Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees in the event of his death, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option shall agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.      PRIVILEGES OF STOCK OWNERSHIP

         No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16.      ADJUSTMENTS

         (a) If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company, through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other transaction or change in corporate structure affecting the Common Stock such that an adjustment is determined by the Board to be appropriate under the Plan, the aggregate number of shares of Common Stock subject to the Plan as provided in Section 4 hereof, the shares of Common Stock subject to issued and outstanding Options under the Plan and the aggregate number of shares of Common Stock with respect to which Options may be granted to a single Optionee as provided in Section 5(c) hereof shall be appropriately and proportionately adjusted by the Board. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option, provided, however, that such adjustment shall not result in the Company being required to issue or sell any fractional shares. The Board's determination as to which adjustments shall be made and the extent thereof shall be final, binding and conclusive.

         (b) Notwithstanding the provisions of Section 16(a), upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation (or is a subsidiary of another corporation), or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Board may take such action, if any, as it in its discretion may deem appropriate to accelerate the time within which and the extent to which Options may be exercised, to terminate Options at or prior to the date of any such event or to provide for the assumption of Options by surviving, consolidated, successor or transferee corporations.

         (c) Adjustments under this Section 16 shall be made by the Board, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

17.      AMENDMENT AND TERMINATION OF PLAN

         (a) The Board may from time to time suspend or terminate the Plan with respect to any shares at the time not subject to Options, or amend or revise the terms of the Plan. Amendments may be made without stockholder approval, except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or automated quotation system on which the Common Stock is listed.

         (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair in a manner adverse to the Optionee any rights or obligations under any Option theretofore granted to such Optionee.

         (c) The terms and conditions of any Option granted to an Optionee may be modified or amended only by a written agreement executed by the Optionee and the Company; provided, however, that if any amendment or modification of an Incentive Option would constitute a "modification, extension or renewal" within the meaning of Section 424(h) of the Code, such amendment shall be null and void unless the amendment contains an acknowledgment by the parties substantially in the following form: "The parties hereto recognize and agree that this amendment constitutes a modification, renewal or extension within the meaning of Section 424(h) of the Code, of the option granted on __________."

18.      EFFECTIVE DATE OF PLAN

         The Plan shall become effective upon adoption by the Board and approval by the Company's stockholders; provided, however, that prior to approval of the Plan by the Company's stockholders, but after adoption by the Board, Options may be granted under the Plan subject to obtaining the stockholders' approval of the adoption of the Plan. Notwithstanding the foregoing, stockholders' approval must occur no later than 12 months after the date of adoption of the Plan by the Board.

19.      TERM OF PLAN

         No Option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board or the date of approval of the Plan by the Company's stockholders.



         The date of adoption of the Plan by the Board was June 26, 1997. The Plan will be submitted for stockholder approval at the annual meeting to be held on August 1, 1997.

         IN WITNESS WHEREOF, the undersigned have executed this Stock Option Incentive Plan on August 1, 1997.




-------------------------------------   --------------------------------------
Philip D. Griffith                      Fernando Bensuaski
President and Chief Executive Officer   Executive Vice President and Secretary

                                 REVOCABLE PROXY

                         FITZGERALDS GAMING CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS - AUGUST 1, 1997

         The undersigned stockholder(s) of Fitzgeralds Gaming Corporation (the "Company") hereby nominates, constitutes and appoints Philip D. Griffith and Fernando Bensuaski, or either of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Fitzgeralds Gaming Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held in Limerick's Pub & Grille, located on the third floor of Fitzgeralds Hotel/Casino, 255 N. Virginia Street, Reno, Nevada, at 11:00 a.m., local time, and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.   Election of Directors:

                   [ ] AUTHORITY GIVEN to vote for the nominees listed below (except as indicated to the contrary below).

                   [ ]    WITHHOLD AUTHORITY to vote for the nominees.


     (INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through such nominee's name below.)

            Patricia W. Becker; Michael A. Ficaro; Philip D. Griffith

2.   Adoption of Stock Option Incentive Plan

     [ ]  FOR              [ ]  AGAINST               [ ]  ABSTAIN

3. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof. Management presently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   AND MAY BE REVOKED PRIOR TO ITS EXERCISE.



                      PLEASE SIGN AND DATE ON REVERSE SIDE.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE APPROVAL OF THE STOCK OPTION INCENTIVE PLAN. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE APPROVAL OF THE STOCK OPTION INCENTIVE PLAN UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

         IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

         Dated: ______________________




                             ---------------------------------------------------
                             (Please print name)



                             ---------------------------------------------------
                             (Signature of Stockholder)



                             ---------------------------------------------------
                             (Please print name)



                             ---------------------------------------------------
                             (Signature of Stockholder)


                             (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

                             I [We] do __ do not__ expect to attend the Meeting.

                             Number of Persons: ______________________________